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                                   Exhibit 3.2

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION



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                                   Exhibit 3.2

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                            CENTER BANKS INCORPORATED


         Center Banks Incorporated (the "Corporation"), a corporation organized and existing under the General Corporation Law of the Sate of Delaware, does hereby certify as follows:
         FIRST: That on or about January 21, 1997, the Board of Directors of the Corporation duly adopted a resolution to amend the Certificate of Incorporation of the Corporation. The resolution setting forth the amendment is as follows:
                  RESOLVED, that Article 1 of the Certificate of Incorporation of the Corporation is hereby deleted in its entirety and the following is hereby inserted in lieu thereof and is hereby adopted:

                  "Article 1. CORPORATE TITLE. The name of the corporation is Skaneateles Bancorp, Inc. (the "Corporation")."

         SECOND: That the aforesaid amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware at a meeting of the stockholders of the Corporation at a meeting called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary numbers of shares as required by law were voted in favor of the amendment.
         THIRD: The effective date of filing this document with the Delaware Department of State shall be April 15, 1997.
         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation of the Corporation to be signed by John P. Driscoll, its Chairman, President and Chief Executive Officer, and attested by J. David Hammond, its Secretary, as of the 10th day of April, 1997.


                           CENTER BANKS INCORPORATED

                           By:  /s/ John P. Driscoll
                               ---------------------
                               John P. Driscoll
                               Chairman, President and Chief Executive Officer
ATTEST:

 /s/ J. David Hammond, Secretary
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     J. David Hammond, Secretary




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